UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2007

PSI CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-20317	88-0270266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7222 COMMERCE CENTER DRIVE, SUITE 240, COLORADO SPRINGS, CO 80919

(Address of Principal Executive Offices) (Zip Code)

(719) 359-5533

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 1, 2007, PSI Corporation (the “Company”) filed a Complaint against Alexander von Welczeck, Henry Lo, Michael Draper, friendlyway AG, friendlyway, Inc., Karl Johannsmeier, Pacific Capsource, Inc. and Derma Plus, Inc. in the United States District Court for the Northern District of California, Oakland Division (the “Complaint”). The Complaint alleges that defendants von Welczeck, Lo, Draper and friendlyway AG engaged in certain conduct that entitles the Company to rescind the Company’s 2004 acquisition of friendlyway, Inc. and to an award of damages.

In connection with its Complaint, the Company sought a temporary restraining order freezing the Defendants’ further or continued sale of Company stock pending a trial on the merits. On June 8, 2007, the court denied the Company’s motion. The Company will proceed with its Complaint to seek all available relief.

On June 8, 2007, the Company - the only defendant to a lawsuit brought by friendlyway AG - removed the action from the Superior Court of California, County of San Francisco to the United States District Court for the Northern District of California (the “State Action”). In the State Court Action, friendlyway AG alleges that the Company wrongfully withheld shares and/or share certificates of the Company’s stock from friendlyway AG. The Company has not yet responded to the Complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated : June 11, 2007	By: /s/ David Foni
Name: David Foni
Title: Chairman and Chief Executive Officer

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